Exhibit 17(a)

C/O PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The GNMA Fund Investment Accumulation Program, Inc. (“GNMA IAP” or “Acquired Fund”) in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and semi– and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to GNMA IAP, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	BLKGN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GNMA FUND INVESTMENT ACCUMULATION PROGRAM, INC.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

Vote On Proposal

1.	To consider a proposal to approve an Agreement and Plan of Reorganization, pursuant to which the GNMA Portfolio (“BlackRock Portfolio”), a series of BIackRock Funds II, would acquire substantially all of the assets and certain stated liabilities of the Acquired Fund, in exchange solely for Institutional shares of the BIackRock Portfolio, which will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof, and

FOR 	AGAINST 	ABSTAIN 

2.	To transact such other business as may properly be presented at the Special Meeting or any adjournments or postponements thereof.

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THE GNMA FUND INVESTMENT ACCUMULATION PROGRAM, INC.

SPECIAL MEETING OF SHAREHOLDERS AUGUST 23, 2007 AT 11:00 A.M.

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned holder of shares of The GNMA Fund Investment Accumulation Program, Inc. (the “Acquired Fund”), hereby appoints Donald C. Burke, Howard B. Surloff and Brian K. Kindelan as proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Acquired Fund to be held at the offices of BIackRock Inc., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10022 on August 23, 2007 at 11:00 A.M. and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated July __, 2007 and hereby instructs said proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. At least one-third of all the shares of the Acquired Fund entitled to vote must be represented at the Special Meeting either in person or in proxy. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.